United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 29, 2007

ISECURETRAC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-26455
(State of Formation)	(Commission File Number)

87-0347787
(IRS Employer Identification Number)

5078 South 111th Street Omaha, NE	68137
(Address of principal executive offices)	(Zip Code)

(402) 537-0022
(Registrants’ telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2007, iSecureTrac Corp. (the “Company”) entered into a Promissory Note (the “Crestpark Note”) and a Credit and Security Agreement with Crestpark LP, Inc. (“Lender”) representing a loan (the “Loan”) from the Lender to the Company in the principal amount of $8,491,863.90. Proceeds of the Loan were used to pay off the $6,391,863.90 in principal and interest outstanding on loans made by Consolidated Investment Services, Inc. (“CIS”) to the Company pursuant to a Promissory Note dated October 24, 2006, as amended, and a Promissory Note dated December 12, 2006, as amended (collectively, the “CIS Notes”), with the additional $2,100,000 of borrowings to be used for general working capital purposes.

Principal on the Crestpark Note is due on the earlier of (i) July 1, 2010 or (ii) the first date on which the Company issues equity securities or arranges for additional indebtedness (other than trade indebtedness incurred in the ordinary course of its business) in a transaction or series of transactions which generates aggregate net proceeds to the Company of not less than the amount lent to the Company by Lender. The Company may prepay the Loan at any time without premium or penalty. The Crestpark Note provides, among other things, that $6,391,863.90 of the borrowings thereunder shall bear interest at 7.0% per annum (the same rate that was payable on the CIS Notes) and that such interest will be due and payable at maturity of the Crestpark Note. The additional $2,100,000 advanced to the Company under the Crestpark Note will bear interest at a floating rate equal to 2% over the prime rate (the “Base Rate”). The portion of the interest on these additional borrowings determined by the Base Rate will be payable at maturity, but the remaining portion of the interest representing the 2% premium over the Base Rate will be payable monthly.

At closing of the Crestpark Loan transaction, all obligations of the Company under the CIS Notes were terminated and released. Unlike the CIS Notes, which were unsecured, borrowings under the Crestpark Note are secured by a first priority security interest in all of the assets of the Company except that Crestpark’s security interest in certain monitoring equipment is subordinate to the interest of AHK Leasing under its sale leaseback arrangements.

Both the Lender and CIS are affiliates of Mykonos 6420 LP (“Mykonos”). As the sole holder of the Company’s Series C Preferred Stock, Mykonos has the right to elect a majority of the Company's Board of Directors. The terms of the Loan were approved by a Special Committee of the Board of Directors consisting solely of disinterested directors.

The foregoing description of the Loan is not intended to be complete and is qualified in its entirety by reference to the Credit and Security Agreement and the Crestpark Note, copies of which are attached as Exhibits 10.1 and 10.2, respectively, hereto and are incorporated by reference herein.

Item 1.02. Termination of a Material Definitive Agreement.

At closing of the Crestpark Loan transaction, all obligations of the Company under the CIS Notes were terminated and released. See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See the information set forth under Item 1.01 of this Report, all of which is incorporated by reference into this Item 2.03.

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Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 1, 2007, David Sempek resigned as Senior Vice President, Technology of the Company.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this report

10.1	Credit and Security Agreement, dated as of October 29, 2007, by the Company in favor of Crestpark LP, Inc.

10.2	Promissory Note, dated October 29, 2007, made by the Company in favor of Crestpark LP, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISECURETRAC CORP.

	By	/s/ Peter A. Michel
Peter A. Michel Chief Executive Officer

November 2, 2007

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